PROXY STATEMENT PURSUANT TO
              SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[_]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                           COMMODORE HOLDINGS LIMITED
                 ---------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
   -------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                                [COMMODORE LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                February 11, 1998

         Notice is hereby given that the Annual Meeting of Stockholders of Commodore Holdings Limited (the "Company") will be held on Wednesday, February 11, 1998, at 9:30 a.m., Eastern Standard Time, at the offices of Broad and Cassel, Miami Center, 201 South Biscayne Boulevard, Suite 3000, Miami, Florida 33131, for the following purposes, as described in the attached proxy statement:

         A. To elect two directors to serve on the Company's Board of Directors until the annual meeting of stockholders to be held in 2001, and until their successors are elected and qualified;

         B. To appoint Grant Thornton LLP, as the Company's independent auditors for the Company's 1998 fiscal year and to authorize the directors to approve their fee; and

         C. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on December 17, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment thereof. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the meeting.

         Under applicable Bermuda law and the Company's Bye-Laws, if a quorum is present, the favorable vote of a simple majority of the votes cast by holders of the Company's common stock, voting together as a single class in person or by proxy at the Annual Meeting of Stockholders, will be required in order to approve the matters referred to in the proposals above.

         The independent auditors' report and financial statements for the Company's 1997 fiscal year will also be presented at the Annual Meeting of Stockholders.

         By order of the Board of Directors.

                                                       BLANCA SANTOS
January 13, 1998                                         Secretary

YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-FREE ENVELOPE.

                           COMMODORE HOLDINGS LIMITED
                            4000 Hollywood Boulevard
                             Suite 385, South Tower
                            Hollywood, Florida 33021
                                 (954) 967-2100

                               -------------------
                                 PROXY STATEMENT
                               -------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                February 11, 1998

         This Proxy Statement has been prepared and is furnished by the Board of Directors of Commodore Holdings Limited (the "Company") in connection with the solicitation of proxies for the Annual Meeting of Stockholders of the Company to be held on February 11, 1998, and at any adjournment thereof, for the purposes set forth in the accompanying notice of meeting (the "Annual Meeting").

         It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to stockholders on or about January 16, 1998. The Company's Annual Report, including audited financial statements for the fiscal year ended September 30, 1997, is being mailed or delivered concurrently with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material.

         Only holders of record of the Company's common stock, $.01 par value (the "Common Stock"), on the books of the Company at the close of business on December 17, 1997 are entitled to vote at the meeting. On that date, there were 5,581,933 issued and outstanding shares of Common Stock. The holder of each share of Common Stock is entitled to one vote on each matter to be presented at the meeting.

         Shares represented by a properly executed proxy received in time to permit its use at the meeting or any adjournment thereof will be voted in accordance with the instructions indicated therein. If no instructions are indicated, the shares represented by the proxy will be voted for the election of all nominees for director, for the appointment of Grant Thornton LLP as the Company's independent auditors and the authorization of the directors to approve their fee and, in the discretion of the proxy holders, as to any other matter which may properly come before the meeting. A stockholder who has given a proxy may revoke it at any time before it is voted at the meeting by giving written notice of revocation to the Secretary, by submitting a proxy bearing a later date, or by attending the meeting and voting in person.

         The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by facsimile transmissions. The Company will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners.

         In determining the presence of a quorum at the Annual Meeting, abstentions are counted and broker non-votes are not. The Company's Bye-Laws provide that the affirmative vote of a majority of the shares cast shall be the act of the stockholders, except as otherwise provided, among other things, by the Bermuda Companies Act 1981, as amended (the "Act"). The Act, together with the Company's Bye-Laws, provide that directors are elected by a majority of the votes cast. Under the Act, abstentions do not count as votes cast. Therefore, under the Act and the Company's Bye-Laws, as to all matters to be voted on by stockholders at the Annual Meeting, abstentions and broker non-votes will have no legal effect on whether a matter is approved.

         In order to assure that your interests will be represented, you are requested, regardless of the number of shares you hold, to sign the proxy and return it promptly in the enclosed envelope.

                           PRINCIPAL STOCKHOLDERS AND
                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, as of January 1, 1998, by each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, by each director, by each named executive officer, and by all directors and officers of the Company as a group. Except as indicated below, (i) the address for each 5% stockholder is c/o Commodore Holdings Limited, 4000 Hollywood Boulevard, Suite 385, South Tower, Hollywood, Florida 33021; and (ii) all shares are owned directly with sole voting and dispositive power.

                                                                             AMOUNT AND
                                                                              NATURE OF                   PERCENT
NAME OF BENEFICIAL OWNER                                                BENEFICIAL OWNERSHIP             OF CLASS
------------------------                                                --------------------             --------

a)      Directors and Officers

        Jeffrey I. Binder, Rosalie Binder, and
          JeMJ Financial Services, Inc.(1)(2)
        9350 South Dixie Highway, Suite 1220
        Miami, FL 33156.............................................              956,667                   17.1%

        Ralph V. De Martino(2)......................................               20,000                       *

        Arnold Adolphus Francis, Q.C.(3)............................                    0                      0%

        Gordon Leonard Hill(4)......................................                    0                      0%

        Mark J. Maged(2)............................................               20,000                       *

        Frederick A. Mayer(2).......................................              525,000                    9.0%

        Alan Pritzker(2)............................................               35,417                       *

        James R. Sullivan(2)........................................               41,667                       *

        All directors and officers as a group(5)
           (8 persons including those named above)..................            1,598,751                   26.9%

b)      Other Beneficial Owner

        Eff-Shipping, Ltd.(6)
        c/o EffJohn North America
        Suite 108, The Atrium Center
        1515 N. Federal Highway
        Boca Raton, Florida 33432...................................            1,027,230                   15.5%

--------------------
 *     Represents beneficial ownership of less than 1%.

(1) Mr. Binder owns 500,000 shares of Common Stock together with his wife, as tenants-by- the-entireties. JeMJ Financial Services, Inc., a company controlled by Mr. Binder, owns 440,000 shares of Common Stock. This amount excludes 500,000 shares of Common Stock which Mr. Binder, his wife and JeMJ have a right to purchase pursuant to warrants, which warrants are presently exercisable.

(2) This amount includes shares of Common Stock which may be purchased pursuant to stock options and/or warrants held by such person which are either presently exercisable or become exercisable within 60 days after January 1, 1998 as follows: Jeffrey I. Binder, 16,667; Ralph V. DeMartino, 20,000; Mark J. Maged, 20,000; Frederick A. Mayer, 225,000; Alan Pritzker, 35,417; and James R. Sullivan, 41,667.

(3) The Honorable Wayne L. Furbert, C.P.A., J.P., M.P., serves as Alternate Director for Mr. Francis. Mr. Furbert does not beneficially own any shares of Common Stock.

(4) Helen Patricia Forrest serves as an Alternate Director for Mr. Hill. Ms. Forrest does not beneficially own any shares of Common Stock.

(5) Excludes 500,000 shares of Common Stock, which such persons may acquire pursuant to warrants which are presently exercisable. Includes warrants and options to purchase 358,751 shares of Common Stock, which warrants and options are presently exercisable.

(6) Represents series A preference shares (the "Series A Preference Shares"), which Eff- Shipping, Ltd. may presently convert into 1,027,230 shares of Common Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To the Company's knowledge, based solely on a review of the copies of the reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1997, the Company's directors and executive officers complied with all applicable filing requirements of Section 16(a) of the Securities Exchange Act of 1934 except that Mr. Hill failed to file one report on a timely basis, which report stated his appointment as a director of the Company.

                              ELECTION OF DIRECTORS

         The persons named in the accompanying form of proxy intend to vote all valid proxies received in favor of the election of each of the persons named below as nominees for director unless authority is withheld. Directors elected at the meeting will serve until the Annual Meeting of Stockholders to be held in the year 2001, and until their successors are elected and qualified. In the event that any nominee is unable or unwilling to serve, discretionary authority is reserved to the persons named in the accompanying form of proxy to vote for substitute nominees. Management does not anticipate that such an event will occur. Each director shall be elected by a majority of the votes cast.

         The Board of Directors is divided into three classes. There are two directors in each class, and each class is elected every third year. Directors who are voted into a class during the term of the class may serve less than a three-year term. Each Director will hold office for the term to which he is elected and until his successor is duly elected and qualified. Mr. Jeffrey I. Binder and Mr. Frederick A. Mayer have terms expiring at this Annual Meeting and are nominees for re-election. The Board of Directors elects officers annually and such officers serve at the discretion of the Board of Directors.

         (A)      NOMINEES FOR DIRECTOR

                                           AGE AS OF                   BUSINESS EXPERIENCE                               CURRENT
                                          NOVEMBER 1,                DURING PAST FIVE YEARS             DIRECTOR          TERM
NAME                                         1997                       AND DIRECTORSHIPS                 SINCE          EXPIRES
----                                         ----                      -------------------               -------         -------
Jeffrey I. Binder (1).............            51                 Chairman of the Board since 1995;        1995            1998
                                                                 Chairman of the Board and a
                                                                 director of Tel-Med, Inc., a
                                                                 publicly traded company which
                                                                 develops medical products and
                                                                 provides medical related services,
                                                                 since 1991; Chairman of the Board
                                                                 and a director of H.P. America,
                                                                 Inc., a private holding company
                                                                 which owns health maintenance
                                                                 organizations and medical practices
                                                                 companies, since 1995; Chairman of
                                                                 the Board and a director of JeMJ
                                                                 Financial Services, Inc., a private
                                                                 holding company since 1989;
                                                                 President and a director of Sector
                                                                 Associates, Ltd., a public company
                                                                 engaged in the furniture retail
                                                                 business, from 1989 until 1993.

Frederick A. Mayer................            63                 Vice Chairman of the Board and           1995            1998
                                                                 Chief Executive Officer since 1995;
                                                                 Co-founder and Vice Chairman of
                                                                 Regency Cruises Inc. ("Regency")
                                                                 between 1984 and April 1995;
                                                                 President of Exprinter
                                                                 International USA, a travel
                                                                 organization, between 1969 and
                                                                 1995; President of Marmara Marine,
                                                                 Inc. which owns the S/S United
                                                                 States, since 1992. In November
                                                                 1995 Regency filed for Chapter 11
                                                                 bankruptcy protection.



                                       -5-




         (B)      CONTINUING DIRECTORS

                                           AGE AS OF                   BUSINESS EXPERIENCE                               CURRENT
                                          NOVEMBER 1,                DURING PAST FIVE YEARS             DIRECTOR          TERM
NAME                                         1997                       AND DIRECTORSHIPS                 SINCE          EXPIRES
----                                         ----                      -------------------               -------         -------
Arnold Adolphus                               75                 Director of the Company since 1995;      1995            1999
  Francis, CBE, Q.C.,                                            partner in Richards, Francis &
  J.P.............................                               Francis, a law firm based in
                                                                 Bermuda, since 1980. Richards,
                                                                 Francis & Francis acts as Bermuda
                                                                 counsel to the Company.

Gordon Leonard Hill...............            53                 Director of the Company since 1997;      1997            1999
                                                                 associate in Richards, Francis &
                                                                 Francis since 1996; attorney in
                                                                 Appleby, Spurling & Kempe, a law
                                                                 firm, between 1994 and 1996;
                                                                 attorney in Woolley, Dale & Dingwell,
                                                                 a law firm, between 1982 and 1994.

Helen Patricia Forrest............            39                 Alternate Director for Mr. Hill and      1995            1999
                                                                 his predecessor, Mr. Miller, since
                                                                 June 1996; associate in Richards,
                                                                 Francis & Francis since 1991.

Honorable Wayne L.                            41                 Alternate Director for Mr. Francis       1995            1999
  Furbert, C.P.A., J.P.,                                         since 1995; financial controller of
  M.P.............................                               Richards, Francis & Francis since
                                                                 1983; Chairman of the Finance
                                                                 Committee of the Bermuda Hospitals
                                                                 Board since 1982; Minister of
                                                                 Transportation in Bermuda.

Ralph V. De Martino(1)(2).........            43                 Principal of De Martino Finkelstein      1996            2000
                                                                 Rosen & Virga since 1983 and
                                                                 managing partner since 1987; member
                                                                 of the Committee on Corporate,
                                                                 Banking and Business Law of the Bar
                                                                 Association of the District of
                                                                 Columbia and the American Bar
                                                                 Association.

Mark Maged(1)(2)..................            66                 Chairman of MJM Associates, LLC          1996            2000
                                                                 since 1995; Chairman of Internet
                                                                 Tradeline Inc. since 1995;
                                                                 international investment and finan-
                                                                 cial advisor to a number of private
                                                                 and public institutions and
                                                                 corporations since 1984; Presi-
                                                                 dent and Chief Executive Officer of
                                                                 Schroders, Inc. and Chairman and
                                                                 Chief Exec- utive Officer of its
                                                                 subsidiary, J. Henry Schroder Bank
                                                                 and Trust, the U.S. arm of the
                                                                 British merchant bank, Schroders
                                                                 PLC, between 1974 and 1984.


------------------
(1)      Member of Compensation Committee.
(2)      Member of Audit Committee.

                               BOARD OF DIRECTORS

GENERAL

         The Board of Directors of the Company held three meetings during fiscal 1997 and acted by unanimous written consent five times. The Board has a Compensation Committee and an Audit Committee. The Compensation Committee and the Audit Committee each met one time during fiscal 1997. The Board does not have a Nominating Committee. During fiscal 1997, each director participated in or attended at least 75% of the meetings and actions by the Board and any committee on which such director served, except that Mr. Francis participated in 63% of the meetings and actions of the Board of Directors.

         The Compensation Committee reviews and sets the level for executive compensation for the ensuing year; reviews and recommends the terms of the employment agreements for the Company's executives; sets bonuses for the Company's executives; and determines the number of stock options and the terms of such options to be awarded to the Company's executives and eligible employees. The Audit Committee performs the following principal functions: recommends to the Board of Directors the engagement of independent auditors for the ensuing year; reviews the scope of the annual audit; reviews with auditors the results of the audit engagement, including review of the financial statements and the management letter; and, reviews the scope of and compliance with the Company's internal controls.

COMPENSATION

         Each independent director (a director who is not an officer or employee of the Company or appointed to satisfy Bermuda law) receives $10,000 per year, paid quarterly, for service on the Company's Board of Directors and the committees thereof. Directors who are officers or employees of the Company, or appointed to satisfy Bermuda law, receive no additional compensation for attendance at Board or committee meetings.

         During fiscal 1997, the Company also awarded each independent director a ten-year option to purchase 30,000 shares of Common Stock under the Company's 1995 Stock Plan (the "1995 Stock Plan"). The options become exercisable in annual increments of 10,000, beginning on the date of grant. The exercise price of the options exceeded the fair market value of the Company's Common Stock on the date of grant.

                            COMPENSATION OF OFFICERS

SUMMARY COMPENSATION TABLE

         The following table sets forth information with respect to total compensation earned or paid by the Company to the Chief Executive Officer of the Company during the fiscal years ended September 30, 1995, 1996 and 1997, and each of the Company's four other most highly compensated executive officers or significant employees whose total annual salary and bonus exceeded $100,000 during such fiscal year.

                                                ANNUAL COMPENSATION

                                                                                    LONG TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                                                     ------
                                                                  OTHER            SECURITIES             ALL
   NAME & PRINCIPAL           FISCAL     SALARY      BONUS       ANNUAL            UNDERLYING            OTHER
       POSITION                YEAR        ($)        ($)    COMPENSATION(1)    OPTIONS/WARRANTS      COMPENSATION(1)
 --------------------         ------    ---------  --------- ---------------    ----------------      ------------
FREDERICK A. MAYER,            1997     $175,000   $12,250          *              75,000(3)                $53
VICE-CHAIRMAN OF THE           1996      175,000         0          *                   0                    67
BOARD AND CHIEF EXECU-         1995(2)    37,019         0          *             200,000                    12
TIVE OFFICER

JEFFREY I. BINDER,             1997      150,000    10,500          *              50,000(3)                 53
CHAIRMAN OF THE BOARD          1996      150,000         0          *                   0                    67
                               1995(2)    31,250         0          *             500,000(4)                 12

JAMES A. SULLIVAN,             1997      150,000    10,500          *              50,000(3)                 53
PRESIDENT                      1996      150,000         0          *                   0                    67
                               1995(2)    31,250         0          *             100,000                    12

ALAN PRITZKER,                 1997      119,192     7,851          *              50,000(3)                 53
VICE PRESIDENT, FINANCE        1996      112,154         0          *                   0                    67
AND CHIEF FINANCIAL            1995(2)    20,625         0          *              25,000                    12
OFFICER

--------------------
* Aggregate amount of Other Annual Compensation for each other person is less than the lesser of $50,000 or 10% of such person's annual salary and bonus.

(1) All Other Compensation represents premiums paid for life insurance for the named executive officers.

(2) Fiscal 1995 compensation reflects amounts earned by the named executive officers during the portion of the fiscal year beginning in May 1995, when they began their employment with the Company.

(3) This number represents options granted to the named executive officer under the 1995 Stock Plan, which are exercisable in annual one-third increments, beginning on October 1, 1997.

(4) On July 14, 1995, in connection with the Company's acquisition of Commodore Cruise Line, the Company issued warrants to purchase Common Stock to Mr. Binder and his wife, Rosalie Binder, as well as to JeMJ Financial Services, Inc., a company controlled by Mr. Binder, which warrants are presently exercisable.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information regarding the grant of stock options to the named executive officers in fiscal year 1997. In addition, hypothetical gains of 5% and 10% are shown for these stock options. These hypothetical gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the stock options were granted (when the market price was $2.50 per share) over the full option term. No stock appreciation rights were granted during the 1997 fiscal year.

                                                 % OF TOTAL                                    POTENTIAL REALIZABLE VALUE AT
                                                   OPTIONS                                        ASSUMED ANNUAL RATES OF
                                                 GRANTED TO                                    STOCK PRICE APPRECIATION FOR
                                                EMPLOYEES IN         EXERCISE                         OPTION TERM(1)
                               NUMBER OF         FISCAL YEAR           PRICE      EXPIRATION          -------------
          NAME            OPTIONS GRANTED(2)        1997             PER SHARE        DATE         5%            10%
          ----            ------------------       ------            ---------    -----------    ------         ----
Frederick A. Mayer              75,000              23.0%              $2.75        9/30/06      $99,186         $280,076

Jeffrey I. Binder               50,000              15.3%              $2.75        9/30/06       66,124          186,718

James A. Sullivan               50,000              15.3%              $2.75        9/30/06       66,124          186,718

Alan Pritzker                   50,000              15.3%              $2.75        9/30/06       66,124          186,718


--------------

(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term, which is assumed to be 10 years for this purpose. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date that the respective options were granted through their assumed expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock.

(2) The options, which were granted under the Company's 1995 Stock Plan, are exercisable in annual increments of one-third, beginning on October 1, 1997.

AGGREGATED STOCK OPTION EXERCISES IN LAST
FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     Set forth below is certain information pertaining to stock options and warrants held by the named executive officers as of September 30, 1997. None of the named executive officers exercised any stock options or warrants in the fiscal year ended September 30, 1997.

                                  NUMBER OF SECURITIES                     VALUE OF UNEXERCISED
                             UNDERLYING UNEXERCISED OPTIONS/           IN-THE-MONEY OPTIONS/WARRANTS
                               WARRANTS AT FISCAL YEAR-END                 AT FISCAL YEAR-END(1)
                              ----------------------------             -----------------------------
                              EXERCISABLE      UNEXERCISABLE          EXERCISABLE      UNEXERCISABLE
                              -----------      -------------          -----------      -------------
Frederick A. Mayer                 200,000           75,000           $268,000        $         (2)
Jeffrey I. Binder                  500,000(3)        50,000                   (2)               (2)
James A. Sullivan                        0          150,000                  0           134,000(4)
Alan Pritzker                       12,500           62,500             16,750            16,750(5)

--------------------
(1) Based on a fair market value of $2.34 per share for the Common Stock, as determined by using the closing bid quotation on the Nasdaq National Market on September 30, 1997.

(2)  Options were not in-the-money on September 30, 1997.

(3) Of these warrants, 250,000 are held by JeMJ Financial Services, Inc., a company controlled by Mr. Binder.

(4) This number represents the value of warrants to purchase 100,000 shares of Common Stock, which warrants were in-the-money on September 30, 1997. Options to purchase 50,000 shares of Common Stock were not in-the-money on September 30, 1997.

(5) This number represents the value of warrants to purchase 12,500 shares of Common Stock, which warrants were in-the-money on September 30, 1997. Options to purchase 50,000 shares of Common Stock were not in-the-money on September 30, 1997.

BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

     GENERAL. The Company's management compensation philosophy is to attract and retain quality executives through a combination of competitive base salaries and performance-based bonuses. The Company also believes that its officers and key employees should have an equity interest in the Company, either through direct stock ownership or through ownership of stock options. As a result, the Company grants stock options to its officers and key employees.

     BASE SALARY. The Company's approach to base compensation is to offer competitive salaries in comparison to market standards. In 1995, the Company conducted a survey of the salaries of officers of publicly held companies in the Company's industry and established officer salaries pursuant to employment contracts at levels somewhat lower than these companies, to reflect the

Company's smaller size and short operating history. The employment contracts generally contained annual increases of four percent to gradually increase each executive's salary to market level as the Company grew and prospered. In each of May 1996 and 1997, the Company's executives entitled to such increases waived them to enhance shareholder value, and the first such increase was implemented in October 1997. Increases in base compensation for executives without long-term contracts are based on the performance of the executive, the performance of the Company and salaries paid to officers of similar companies. Mr. Mayer has a five-year employment contract with the Company. His salary was established based on the criteria described above.

     BONUS COMPENSATION. The Company rewards its executive officers with annual bonuses based on the performance of the Company and each executive. Bonuses are generally paid if the Company surpasses a certain financial target for annual net income. Both the performance standards for executives and the financial target for the Company are generally established each year by the Compensation Committee. For fiscal 1997, the Company paid each executive officer a bonus equal to 7% of each executive officer's fiscal 1996 salary.

     STOCK OPTIONS. Stock options are currently the Company's principal vehicle for payment of long-term incentive compensation. Stock options generally are granted at 10% over the prevailing market price on the date of grant and will have value only if the Company's stock price increases. Options granted under the Company's 1995 Stock Plan generally vest in annual increments over 3 or 4 years beginning one year after the date of the grant. Grants of stock options generally are based upon the performance of the Company, the level of the executive's position within the Company and an evaluation of the executive's past and expected future performance. The Company grants stock options periodically, but not necessarily on an annual basis. During fiscal 1997, the Company granted stock options to all of the named executive officers, including Mr. Mayer, who received options to purchase 75,000 shares of Common Stock.

                                                              Jeffrey I. Binder
                                                             Ralph V. DeMartino
                                                                     Mark Maged

EMPLOYMENT AGREEMENTS

     As of May 3, 1995, the Company entered into a five-year agreement with its Chairman of the Board, Mr. Jeffrey I. Binder. Pursuant to such employment agreement, Mr. Binder receives an annual salary of $150,000, to be increased 4% annually, and certain perquisites. On July 15, 1997, the Company amended Mr. Binder's employment agreement to extend the term of Mr. Binder's employment until May 3, 2002. Upon termination of Mr. Binder's employment, he has agreed not to compete with the Company for one year under certain circumstances described therein. In the event a change of control of the Board of Directors of the Company occurs, he shall receive compensation for the greater of one year or the remainder of his employment term.

     As of May 3, 1995, the Company entered into a two-year employment agreement with Mr. Frederick A. Mayer, its Vice-Chairman of the Board of Directors, and Chief Executive Officer. Pursuant to the employment agreement, Mr. Mayer receives an annual salary of $175,000, to be increased 4% annually, and certain perquisites. Mr. Mayer also received a seven-year warrant to purchase 200,000 shares of Common Stock at an exercise price of $1.00 per share. Mr. Mayer has certain rights to demand registration of the shares of Common Stock underlying his warrant; however, the sale of such shares is subject to a 12-month lock-up period. On May 3, 1997, the Company amended Mr. Mayer's employment agreement to extend the term of Mr. Mayer's employment until May 3, 2002. Upon termination of Mr. Mayer's employment, he has agreed not to compete with the Company for one year under certain circumstances described therein. In the event a change of control of the Board of Directors of the Company occurs, he shall receive compensation for the greater of one year or the remainder of his employment term.

     As of May 3, 1995, the Company entered into a two-year employment agreement with Mr. James A. Sullivan, its President. Pursuant to the employment agreement, Mr.Sullivan receives an annual salary of $150,000 and certain perquisites. Mr. Sullivan also received a seven-year warrant to purchase 100,000 shares of Common Stock at an exercise price of $1.00 per share. On February 5, 1997, the Company decided to defer the renewal of Mr. Sullivan's employment agreement until the Company's Compensation Committee's next meeting. In the interim, the Company caused its wholly-owned subsidiary, New Commodore Cruise Line Limited, to employ Mr. Sullivan on a month-to-month basis and provide him with three months notice in the event the Company decided to terminate his employment.

     As of May 3, 1995, the Company entered into a two-year employment agreement with Mr. Alan Pritzker, its Vice President, Finance and Chief Financial Officer. Pursuant to the employment agreement, Mr. Pritzker receives an annual salary of $99,000, which was increased to $117,000 during fiscal 1996. Mr. Pritzker also received a seven-year warrant to purchase 25,000 shares of Common Stock at an exercise price of $1.00 per share. On February 5, 1997, the Company decided to defer the renewal of Mr. Pritzker's employment agreement until the Company's Compensation Committee's next meeting. In the interim, the Company caused its wholly-owned subsidiary, New Commodore Cruise Line Limited, to employ Mr. Pritzker on a month-to-month basis and provide him with three months notice in the event the Company decided to terminate his employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company has a Compensation Committee which sets the compensation levels for the Company's executive officers. One executive officer of the Company, Mr. Binder, is a member of the Company's Compensation Committee. Mr. Binder abstains from voting on issues concerning his own proposed compensation.

STOCK PERFORMANCE GRAPH

     In accordance with Securities and Exchange Commission regulations, the following graph compares the cumulative total stockholder return to the Company's stockholders during the fourteen month period ended September 30, 1997 to the Nasdaq Stock Market (U.S.) and the Nasdaq Non-Financial Index.

          COMPARISON OF THE FOURTEEN MONTH CUMULATIVE TOTAL RETURN (1)
  AMONG COMMODORE HOLDINGS LIMITED, NASDAQ (U.S.) STOCK MARKET AND NASDAQ NON-
        FINANCIAL INDEX FOR THE FOURTEEN MONTHS ENDED SEPTEMBER 30, 1997



                                 [Insert Graph]



                                 -----------------------------------------------
Month and Year                     July 16, 1996    Sept. 1996       Sept. 1997
                                 -----------------------------------------------
Nasdaq US                               100              117              160
                                 -----------------------------------------------
Nasdaq Non-Financial                    100              107              143
                                 -----------------------------------------------
Commodore Holdings                      100               54               51
                                 -----------------------------------------------
--------------------
(1) Assumes that the value of the investment in the Company and each index was $100 on July 16, 1996, (the date the Company's Common Stock was first publicly traded), and that all dividends are reinvested.

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

      As part of the purchase price for the Company's assets, the Company paid $5,000,000 to EffJohn International B.V. ("EffJohn") and issued it 1,000,000 Series A Preference Shares with an agreed value of $4.00 per share. EffJohn receives cash and stock dividends annually on the Series A Preference Shares. During fiscal 1997, EffJohn received a cash dividend of $200,949 and a stock dividend of 20,251 Series A Preference Shares. In addition, EffJohn International Cruise Holdings, Inc., an affiliate of EffJohn, loaned the Company $24,500,000 (the "Loan"). The Loan is secured by substantially all of the assets of the Company, including first preferred ship's mortgages on the M/V Enchanted Isle and the M/V Universe Explorer.

                       APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors recommends that the firm of Grant Thornton LLP, Certified Public Accountants, 200 East Broward Boulevard, Suite 2000, Fort Lauderdale, Florida 33301-1915, be appointed to serve as independent auditors of the Company for the ensuing fiscal year. In addition, the Board of Directors recommends that the stockholders authorize the Board of Directors to approve the auditors' fee. Grant Thornton LLP was the independent public auditor of the Company for the fiscal year ended September 30, 1997. A representative of Grant Thornton is expected to be present at the Annual Meeting, will have an opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions. The affirmative vote of a majority of the votes cast is necessary for the appointment of Grant Thornton LLP, and the authorization of the Board of Directors to approve the auditors' fee.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals which are to be considered for inclusion in the proxy materials of the Company for its 1999 Annual Meeting of Stockholders must be received by the Company by September 16, 1998. Such proposals must comply with requirements as to the form and substance established by applicable law and regulations in order to be included in the proxy statement.

                             ADDITIONAL INFORMATION

         The Board of Directors is not aware of any matters to be presented at the meeting other than the matters described herein and does not intend to bring any other matters before the meeting. However, if any other matters should come before the meeting, or any adjournment thereof, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

         Kindly date, sign and return the enclosed proxy card.

                                             By Order of the Board of Directors

                                                        BLANCA SANTOS
                                                          Secretary

January 13, 1998
Hollywood, Florida

                          COMMODORE HOLDINGS LIMITED
                            4000 HOLLYWOOD BOULEVARD
                             SUITE 385, SOUTH TOWER
                            HOLLYWOOD, FLORIDA 33021

                                     PROXY

     The undersigned hereby appoints Jeffrey I. Binder and Frederick A. Mayer, and each of them with the power to appoint his substitute, as proxies, and hereby authorizes either of them to represent and to vote all shares of common stock of the Company held of record by the undersigned on December 17, 1997, at the Annual Meeting of Stockholders to be held on February 11, 1998, or any adjournment thereof, upon the matters referred to below, and, in their discretion, upon any other business that may come before the meeting.

     1. Election of Directors

   FOR all nominees listed below                WITHHOLD AUTHORITY to vote
     (except as marked to the contrary) [ ]     for all such nominees listed below [ ]

                     Jeffrey I. Binder  Frederick A. Mayer

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PLEASE
               DRAW A LINE THROUGH THAT NOMINEE'S NAME)

  2. To appoint Grant Thornton LLP as auditors of the Company's financial statements for the fiscal year ending September 30, 1998 and to authorize the directors to approve their fee.

                      [ ] For   [ ] Against   [ ] Abstain

  3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMMODORE HOLDINGS LIMITED. This Proxy when executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposal 2.

     The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated January 13, 1998 and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to the Annual Meeting. If you received more than one proxy card, please date, sign and return all cards in the accompanying envelope.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                      DATED: _____________________________, 1998

                                      __________________________________________

                                      __________________________________________
                                                   Signature(s)

                                     PLEASE MARK BOXES IN BLUE OR BLACK INK
                                     PLEASE SIGN, DATE AND MAIL, IN THE ENVELOPE
                                     PROVIDED